UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2022

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2022, Surgalign Holdings, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell, in a firm commitment public offering (the “Offering”), an aggregate of (i) 38,565,220 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants exercisable for an aggregate of 4,913,044 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) warrants exercisable for an aggregate of 32,608,698 shares of Common Stock (the “Warrants”), as well as up to 6,521,736 additional shares of Common Stock and/or additional Warrants to purchase up to an aggregate of 4,891,302 shares of Common Stock that may be purchased pursuant to a 30-day option to purchase additional securities granted to the Underwriter by the Company. The public offering price for each share of Common Stock and accompanying 0.75 of a Warrant to purchase one share of Common Stock is $0.46, and the public offering price for each Pre-Funded Warrant and accompanying 0.75 of a Warrant is $0.4599. On February 14, 2022, the Underwriter exercised its option to purchase additional Warrants to purchase up to an aggregate of 4,891,302 shares of Common Stock.

The Offering, including the additional Warrants sold pursuant to the exercise of the Underwriter’s option to purchase additional Warrants, closed on February 15, 2022.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants, are approximately $17.8 million (or $20.6 million if the Underwriter exercises its option to purchase additional shares of Common Stock in full). The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including preparation for approval, utilization and ongoing development of its digital health offerings.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Underwriting Agreement, the Company has also agreed to be subject to a lock-up period of 60 days following the date of the Underwriting Agreement in respect of certain equity issuances and a one year lock-up period in respect of certain issuances of securities that are subject to a price reset based on the trading prices of the Company’s Common Stock or upon a specified or contingent event in the future, in each case subject to certain exceptions set forth in the Underwriting Agreement.

Pursuant to the Underwriting Agreement, the Company agreed to pay the Underwriter a cash fee equal to 7.0% of the gross proceeds received in the Offering and a cash management fee equal to 1.0% of the gross proceeds received in the Offering and to issue to the Underwriter (or its designees) the Underwriter Warrants (as described below). Upon any exercise of the Warrants issued in the Offering for cash, the Company has agreed to pay the Underwriter (i) a total cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants and (ii) a cash management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants. The Company also agreed to reimburse the Underwriter for certain expenses, including payment of $35,000 for non-accountable expenses, up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses and $15,950 for clearing fees. The Company has also agreed to pay the Underwriter, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Offering, if any investor who was contacted by the Underwriter during the term of its engagement or introduced to the Company by the Underwriter during the term of its engagement, provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of the Underwriter’s engagement letter with the Company. In addition, the Company has granted a right of first refusal to the Underwriter pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if the Company or any of its subsidiaries, at any time prior to the 9-month anniversary of the closing date of the Offering, raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities other than with respect to certain excluded transactions.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit.

Warrants

Each whole Warrant has an initial exercise price per share equal to $0.60. The Warrants are immediately exercisable and may be exercised at any time until the five year anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrant up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available for the issuance of such shares, in lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Company Common Stock determined according to a formula set forth in the Warrants. The Warrants will be automatically exercised on a cashless basis on the expiration date (i.e., February 15, 2027).

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Company’s Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Pre-Funded Warrants

The Pre-Funded Warrants are immediately exercisable and have the same terms as the Warrants described above, except that (i) the exercise price of the Pre-Funded Warrants is $0.0001 per share, (ii) the Pre-Funded Warrants will expire when exercised in full and (iii) the cashless exercise feature described above is available without regard to the availability of an effective registration statement under the Securities Act registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants.

Underwriter Warrants

In connection with the Offering, the Company agreed, pursuant to the Underwriting Agreement, to issue the Underwriter or its designees warrants (“Underwriter Warrants”) to purchase up to an aggregate of 2,608,696 shares of its Common Stock (which represents 6% of the aggregate number of shares sold in the Offering), as well as additional Underwriter Warrants to purchase up to an aggregate of 391,304 shares of Common Stock if the Underwriter exercises its option to purchase additional shares of Common Stock in full. On February 15, 2022, upon closing of the Offering, the Company issued 2,608,696 Underwriter Warrants to certain designees of the Underwriter.

The Underwriter Warrants are immediately exercisable and have the same terms as the Warrants described above, except that (i) the exercise price of the Underwriter Warrants is $0.575 per share, which is equal to 125% of the public offering price per share of Common Stock and accompanying 0.75 of a Warrant, and (ii) the Underwriter Warrants will expire five years from the commencement of the sales pursuant to the Offering (i.e., February 10, 2027).

There is no trading market available for the Warrants, the Pre-Funded Warrants or the Underwriter Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Warrants, Pre-Funded Warrants or Underwriter Warrants on any securities exchange or nationally recognized trading system.

The form of Warrant, form of Pre-Funded Warrant and form of Underwriter Warrant are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Warrants, Pre-Funded Warrants and Underwriter Warrants is qualified in its entirety by reference to the full text of such exhibits.

All securities issued in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the Warrants, Pre-Funded Warrants and Underwriter Warrants) were offered and issued pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-259893) (the “Registration Statement”), including a prospectus contained therein dated December 28, 2021, as supplemented by a prospectus supplement dated February 10, 2022 relating to the Offering.

The opinion of the Company’s counsel regarding the validity of the securities issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2022, between Surgalign Holdings, Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Underwriter Warrant

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: February 15, 2022	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Chief Legal Officer and Corporate Secretary